EX-99.906CERT

Certifications Under Section 906
of the Sarbanes-Oxley Act of 2002

Barry R. James, President, and Thomas L. Mangan, Chief Financial Officer, of the James Advantage Funds (the “Registrant”), each certify to the best of his knowledge that:

1.          The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2014 (the “Form N-CSR”) fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.          The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President (Principal Executive Officer) James Advantage Funds	Chief Financial Officer (Principal Financial Officer) James Advantage Funds
/s/ Barry R. James	/s/ Thomas L. Mangan
Barry R. James Date: March 4, 2016	Thomas L. Mangan Date: March 4, 2016

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the James Advantage Funds and will be retained by the James Advantage Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.